EXHIBIT 23

      ACCOUNTANT'S CONSENT TO INCORPORATE FINANCIAL STATEMENTS IN FORM S-8

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                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the previously filed Registration Statement of Form S-8 (no. 333-1122-1) of BCB Bancorp, Inc. (the "Company") of our report dated January 28, 2005, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.


Pine Brook, New Jersey
March 15, 2005